April 22, 2026

Board of Directors
American Family Life Insurance Company
6000 American Parkway
Madison, Wisconsin  53783-0001

To The Board of Directors:

In my capacity as Associate General Counsel of American Family Life Insurance Company (the "Company"), I have reviewed the establishment of the American Family Variable Account II (the "Account") by the Board of Directors of the Company as a separate account for assets applicable to certain flexible premium variable annuities (the "Annuities") issued by the Company pursuant to the provisions of Section 627.18 and 632.45 of the Insurance Laws of the State of Wisconsin.  Moreover, I have supervised the preparation of Post-Effective Amendment No. 32 to the Registration Statement on Form N-4 (the "Registration Statement") (File No. 333-45592) filed by the Company and the Account with the Securities and Exchange Commission under the Securities Act of 1933, for the registration of the Annuities to be issued with respect to the Account.

I have made such examination of the law and examined such corporate records and such other documents as in my judgment are necessary and appropriate to enable me to render the following opinion that:

1.
The Company has been duly organized under the laws of the State of Wisconsin and is a validly existing corporation.

2.
The Annuities, when issued in accordance with the prospectus contained in the aforesaid Registration Statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their terms.

3.
The Account has been duly created and is validly existing as a separate account pursuant to the aforesaid provisions of Wisconsin law.

4.
The assets held in the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any business the Company may conduct.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

__/s/ Christopher R. Pollek______________
Christopher R. Pollek
Associate General Counsel
American Family Life Insurance Company